Exhibit 99.2

STATE OF NEVADA

ROSS MILLER

Secretary of State

SCOTT W. ANDERSON

Deputy Secretary for Commercial Recordings

OFFICE OF THE

SECRETARY OF STATE

Copy Request

March 15, 2012

Job Number:    C20120314-3359

Reference Number: 00003464041-42

Expedite:

Through Date:

Document Number(s)	Description	Number of Pages
20050279757-54	Articles of Incorporation	3 Pages/1 Copies
20110738480-84	Amendment	1 Pages/1 Copies
20110798402-04	Amendment	2 Pages/1 Copies
20110798404-26	Certificate of Designation	5 Pages/1 Copies

Respectfully,

ROSS MILLER

Secretary of State

Commercial Recording Division

202 N. Carson Street

Carson City, Nevada 89701-4069

Telephone (775) 684-5708

Fax (775) 684-7138

_____________________________________________

_____________________________________________

Exhibit A

AUTHORIZED STOCK

I.          Authorized Stock. This corporation is authorized to issue the following shares of capital stock:

(a) Common Stock. The aggregate number of shares of Common Stock which the corporation shall have the authority to issue is Two Hundred Million (200,000,000) shares, par value $0.0001 per share.

(b)        Preferred. Stock. The aggregate number of shares of Preferred Stock which the corporation shall have the authority to issue is Twenty Million (20,000,000) shares, par value $0.0001 per share.

2.         Description of Common Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and may not cumulate their votes for the election of directors. Shares of Common Stock are not redeemable, do not have any conversion or preemptive rights, and are not subject to further calls or assessments once fully paid.

Holders of Common Stock will be entitled to share pro rata in such dividends and other distributions as may be declared from time to time by the board of Directors out of funds legally available therefor, subject to any prior rights accruing to any holders of preferred stock of the Company. Upon liquidation or dissolution of the Company, holders of shares of Common Stock will be entitled to share proportionally in all assets available for distribution to such holders.

3.         Description of Preferred Stock. The terms, preferences, limitations and relative rights of the Preferred Stock are as follows:

(a)        The Board of Directors is expressly authorized at any time and from time to time to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, but not to exceed one vote per share, or without voting powers, and with such designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions, as shall be fixed and determined in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, and as are not stated and expressed in this Certificate of Incorporation or any amendment hereto, including (but without limiting the generality of the foregoing) the following:

(i)         the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (but not above the total number of authorized shares of Preferred Stock and, except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution by the Board of Directors;

(ii)        the rate of dividends payable on shares of such series, the times of payment, whether dividends shall be cumulative, the conditions upon which and the date from which such dividends shall be cumulative;

(iii) whether shares of such series can be redeemed, the time or times when, and the price or prices at which shares of such series shall be redeemable, the redemption price. terms and conditions of redemption, and the sinking fund provisions, if any, for the purchase or redemption of such shares;

(iv) the amount payable on shares of such series and the rights of holders of such shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation;

(v)        the rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of Common Stock or shares of any other class or series of Preferred Stock and the terms and conditions of such conversion or exchange; and

(vi) the rights, if any, of the holders of shares of such series to vote.

(b)        Except in respect of the relative rights and preferences that may be provided by the Board of Directors as hereinbefore provided, all shares of Preferred Stock shall be of equal rank and shall be identical, and each share of a series shall be identical in all respects with the other shares of the same series.

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ROSS MILLER

Secretary of State

204 North Carson Street, Ste 1

Carson City, Nevada 89701-4299

(775) 684 5708

Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Filed in the office of Ross Miller

Secretary of State

State of Nevada

Document Number     20110738480-84

Filing Date and Time  10/13/2011 2:27 PM

Entity Number            E0463822005-6

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Casino Players, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 1 of the Articles of Incorporation of the corporation is hereby amended to change the name of the corporation from Casino Players, Inc. to "Medytox. Solutions, Inc."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 80%

4. Effective date of filing: (optional)  10/21/11

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X /s/ William Forhan

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Nevada Secretary of State Amend Profit-After

Revised: 7-1-08

This form must be accompanied by appropriate fees.

_____________________________________________

ROSS MILLER

Secretary of State

204 North Carson Street, Ste 1

Carson City, Nevada 89701-4299

(775) 684 5708

Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Filed in the office of Ross Miller

Secretary of State

State of Nevada

Document Number     20110798402-04

Filing Date and Time  11/03/2011 8:41 AM

Entity Number            E0463822005-6

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Medytox Solutions, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

3. Shares (number of shares corporation is authorized to issue) :

SEE EXHIBIT "A"

Number of shares with par value: 600,000,000 Par value: $0.001

Number of shares without par value: -0-

(Continued on Next Page)

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 21,300,000 (66.5%)

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X /s/ William Forhan

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Nevada Secretary of State Amend Profit-After

Revised: 7-1-08

This form must be accompanied by appropriate fees.

_____________________________________________

Certificate of Amendment

(continued)

Exhibit A

1. Authorized Stock. This Corporation is authorized to issue the following shares of capital stock:

(a) Common Stock. The aggregate number of shares of Common Stock which the Corporation shall have the authority to issue is Five Hundred Million (500,000,000) shares, par value $0.0001 per share.

(b) Preferred Stock. The aggregate number of shares of Preferred Stock which the Corporation shall have the authority to issue is One Hundred Million (100,000,000) shares, par value $0.0001 per share.

All other provisions of the Corporation's Articles of Incorporation and all amendments thereto presently on file with the Nevada Secretary of State Office shall be unchanged and continue to be in full force and effect.

Dated: October 31, 2011

MEDYTOX SOLUTIONS, INC.

/s/: William G. Forhan

William G. Forhan,

Director, Chief Executive Officer

_____________________________________________

ROSS MILLER

Secretary of State

204 North Carson Street, Ste 1

Carson City, Nevada 89701-4299

(775) 684 5708

Website: www.nvsos.gov

Certificate of Designation For

(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Document Number     20110798404-26

Filing Date and Time  11/03/2011 8:41 AM

Entity Number            E0463822005-6

Certificate of Designation For

Nevada Profit Corporations

(Pursuant to NRS 78.1955)

1. Name of corporation:

Medytox Solutions, Inc.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

SERIES "A" CONVERTIBLE PREFERRED STOCK

of MEDYTOX SOLUTIONS, INC. Certificate of Designations

Medytox Solutions, Inc., a Nevada corporation (the "Corporation"), pursuant to Section 78.1955 of the Nevada Revised Statutes, does hereby make this Certificate of Designations, Rights and Preferences and does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation (the "Board") by the Articles of Incorporation of the Corporation (the "Articles"), which authorizes the issuance of 20,000,000 shares of preferred stock, $0.0001 par value per share, in one or more series, the Board duly adopted the following resolutions, which resolutions remain in full force and effect as of the date hereof:

(Continued on Next Page)

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X /s/ William Forhan

Signature of Officer

Filing Fee; $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Stock Designation

Revised: 3-6-09

_____________________________________________

SERIES "A" CONVERTIBLE PREFERRED STOCK

of

MEDYTOX SOLUTIONS, INC.

Certificate of Designations

(continued)

RESOLVED, that pursuant to the Articles, the Board hereby authorizes the issuance of, and fixes the designation and preferences and rights, and qualifications, limitations and restrictions, of a series of preferred stock of the Corporation consisting of 20,000,000 shares, par value $0.0001 per share, to be designated "Series A Convertible Preferred Stock" (hereinafter, the "Series A Preferred Stock"); each share of Series A Preferred Stock shall have one (1) vote per share and may be converted into one (1) $0.0001 par value common share as more fully described below; and be it

RESOLVED, that each share of Series A Preferred Stock shall rank equally in all respects and shall be subject to the following terms and provisions:

1.         Dividends. The holders of the Series A Preferred Stock shall be entitled to receive, when,

if and as declared by the Board, out of funds legally available therefore, cumulative dividends.

(a)        Dividend Periods: Dividend Rate: Calculation of Dividends.

(i)         Dividend Periods. The dividend periods (each, a "Dividend Period") shall be as follows: The initial Dividend Period shall begin on the Date of Original Issue and end on the Initial Dividend Payment Date, and each Dividend Period thereafter shall commence on the day following the last day of the preceding Dividend Period and shall end on the next Dividend Payment Date.

(ii)        Dividend Rate. The dividend rate on each share of Series A Preferred Stock (the "Dividend Rate"), to be paid per annum on the Liquidation Preference (as defined below) shall be at the same rate as each share of the Corporation's Common Stock.

(b)        No dividends shall be declared or paid or set apart for payment on the shares of Common

Stock of the Corporation for any dividend period unless full cumulative dividends have been or contemporaneously are declared and paid on the Series A Preferred Stock through the most recent Dividend Payment Date. Without prejudice to the foregoing, if full cumulative dividends have not been paid on shares of the Series A Preferred Stock, all dividends declared on shares of the Series

A Preferred Stock shall be paid pro rata to the holders of outstanding shares of the Series A Preferred Stock. The Series A Preferred Stock shall not be subordinate to any other class of issued and outstanding shares of preferred stock of the Corporation regarding payment of dividends.

2.         Voting Rights. Except as otherwise provided herein or as provided by law, the holders of the Series A Preferred Stock shall have full voting rights and powers, equal to the voting rights and powers of holders of Common Stock and shall be entitled to notice of any stockholders meeting in accordance with the Bylaws of the Corporation, as amended (the "Bylaws"), and shall be entitled to vote, with respect to any question upon which holders of Common Stock are entitled to vote, including, without limitation, the right to vote for the election of directors, voting together with the holders of Common Stock as one class.

3. Rights on Liquidation.

(a)        In the event of any voluntary or involuntary liquidation, dissolution or winding up of the

Corporation (any such event being hereinafter referred to as a "Liquidation"), before any

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distribution of assets of the Corporation shall be made to or set apart for the holders of the Common Stock and subject and subordinate to the rights of secured creditors of the Corporation, the holders of Series A Preferred Stock shall receive an assignment and delivery of title to all assets of the Corporation and its subsidiaries that are utilized in the medical urinalysis toxicology testing business of the Company and any other medical testing business as hereinafter developed by the Corporation (such applicable foregoing amount being referred to as the "Liquidation Preferences" for the Series A Preferred Stock), plus any accumulated but unpaid dividends (whether or not earned or declared) on the Series A Preferred Stock, and (ii) the amount such holder would have received if such holder has converted its shares of Series A Preferred Stock to Common Stock, subject to but immediately prior to such Liquidation. If the assets of the Corporation available for distribution to the holders of Series A Preferred Stock shall not be sufficient to make in full the payment herein required, such assets shall be distributed pro-rata among the holders of Series A Preferred Stock based on the aggregate Liquidation Preferences of the shares of Series A Preferred Stock held by each such holder. The Liquidation Preferences for the Series A Preferred Stock shall not be subordinate to the Liquidation Preferences of any issued and outstanding shares of any other series of preferred stock of the Corporation that may hereafter be created.

(b)        If the assets of the Corporation available for distribution to stockholders exceed the aggregate amount payable with respect to all shares of Series A Preferred Stock then outstanding, then, after the payment required by paragraph 3(a) above shall have been made or irrevocably set aside, the holders of Common Stock shall be entitled to receive payment of a pro rate portion of such remaining assets based on the aggregate number of shares of Common Stock held or deemed to be held by such holder. The holders of Series A Preferred Stock shall not have the right to participate in such aforementioned distribution.

4.         Conversion.

(a)        Right to Convert. The holder of any share or shares of Series A Preferred Stock shall have the right, at such holder's option, to convert all or any lesser portion of such holder's shares of Series A Preferred Stock to Common Stock of the Corporation on a one-for-one (1:1) share basis in any given month when collected revenue of the Corporation (and its subsidiaries collectively) for such calendar month equals two million five hundred thousand USdollars ($2,500,000).

(b)        Mechanics of Conversion.

(i)         Such right of conversion shall be exercised by the holder of shares of

Series A Preferred Stock by delivering to the Corporation a conversion notice in the form attached hereto as Exhibit A (the "Conversion Notice"), appropriately completed and duly signed and specifying the number of shares of Series A Preferred Stock that the holder elects to convert (the "Converting Shares") into shares of Common Stock, and by surrender not later than two (2) business days thereafter of the certificate or certificates representing such Converting Shares. The Conversion Notice shall also contain a statement of the name or names (with addresses and tax identification or social security numbers) in which the certificate or certificates for Common Stock shall be issued, if other than the name in which the Conversion Shares are registered. As promptly as practicable after the receipt of the Conversion Notice, the Corporation shall issue and deliver, or cause to be delivered, to the holder of the Converting Shares or such holder's nominee, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such Converting Shares. Such conversion shall be deemed to have been effected as of the close of business on the date of receipt by the Corporation of the Conversion Notice (the "Conversion Date"), and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as

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the holder or holders of record of such shares of Common Stock as of the close of business on the Conversion Date.

(ii)        The Corporation shall issue certificates representing the shares of Common Stock to be received upon conversion of the Series A Preferred Stock (the "Conversion Shares") (and certificates for unconverted Series A Preferred Stock) as promptly as practicable following the Conversion Date and shall transmit the certificates by messenger or reputable overnight delivery service to reach the address designed by such holder as promptly as practicable after the receipt by the Corporation of such Conversion Notice. If certificates evidencing the Conversion Shares are not received by the holder within (10) business days of the Conversion Notice, then the holder will be entitled to revoke and withdraw its Conversion Notice, in whole or in part, at any time prior to its receipt of those certificates. In lieu of delivering physical certificates representing the Conversion Shares or in payment of dividends hereunder, provided the Corporation's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST') program, upon request of the holder, the Corporation shall use its commercially reasonable efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion or dividend payment to the holder, by crediting the account of the holder's prime broker with DTC though its Deposit Withdrawal Agent Commission ("DWAC") system. Such holder and the Corporation agree to coordinate with DTC to accomplish this objective. The person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Shares at the close of business on the Conversion Date.

(iii)       hi the event the Corporation is prohibited from issuing shares of Common Stock as a result of any restrictions or prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization, the Corporation shall promptly as practicable use commercially reasonable efforts to seek the approval of its stockholders and take such other action to authorize the issuance of the full number of shares of Common Stock issuable upon the full conversion of the then outstanding shares of Series A Preferred Stock.

5.         Notices of Record Date. In the Event of any fixing by the Corporation of a record date for the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend or a dividend set forth in Section 1 hereof) or other distribution, any shares of Common Stock or other securities, or any right to subscribe for, purchase or otherwise acquire, or any option for the purchase of any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series a Preferred Stock at least five (5) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or right.

6.         Notices. All notices, requests, consents and other communication hereunder shall be in writing, shall be mailed (A) if within the United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, by facsimile or e-mail (if agreed to by the Investor), or (B) if delivered from outside the United States, by international express courier, facsimile or email (if agreed to by a holder of Series A Preferred Stock), and shall be deemed given (i) if delivered by first-class registered or certified mail, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, (iv) if delivered by facsimile or email, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

(a) if to the Company, to:

William G. Forhan, Chief Executive Officer

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400 S. Australia Ave., Ste. 800

West Palm Beach, FL 33401

(b)        if to a holder of Series A Preferred Stock, to the address, facsimile number or e-mail address appearing in the Corporation's stockholder records or, in either case, to such other address, facsimile number or e-mail address as the Corporation or a holder of Series A Preferred Stock may provide to the other in accordance with this Section.

7.         Stock Transfer Taxes. The issuance of the stock certificates upon conversion of the Series

A Preferred Stock shall be made without charge to the converting holder for any transfer tax in respect of such issue; provide, however, that the Corporation shall be entitled to withhold any applicable withholding taxes with respect to such issue, if any. The Corporation shall not however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the holder of any of the Series A Preferred Stock converted, and the Corporation shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

IN WITNESS WHEROF, the undersigned being a duly authorized officer of the Corporation, does file this Certificate of Designation, Rights and Preferences, hereby declaring and certifying that the facts stated herein are true and accordingly has hereunto set his hand this 28th day of October, 2011.

MEDYTOX SOLUTIONS, INC.

/s/: William G. Forhan

William G. Forhan,

Director and Chief Executive Officer

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